Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2009, with respect to the financial statements and supplemental schedules of the Resource America, Inc.  Investment Savings Plan on Form 11-K at December 31, 2008 and September 30, 2008 and for the three months ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Resource America, Inc. on Form S-8 (File No. 333-158557, effective April 13, 2009).

/s/ GRANT THORNTON LLP

Cleveland, Ohio
June 29, 2009